                                                          Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of APCO OIL AND GAS INTERNATIONAL INC., a Cayman Islands company ("Apco"), does hereby constitute and appoint THOMAS BUENO, LA FLEUR C. BROWNE and WILLIAM H. GAULT their true and lawful attorneys and each of them (with full power to act without the others) their true and lawful attorneys for them and in their name and in their capacity as a director or officer, or both, of Apco, as hereinafter set forth below their signature, to sign Apco's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010, and any and all amendments thereto or all instruments necessary or incidental in connection therewith.

Each of said attorneys shall have full power of substitution and resubstitution, and said attorneys or any of them or any substitute appointed by any of them hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 8th day of March, 2011.

/s/ Robert J. LaFortune                                                                                 /s/ Rodney J. Sailor
   Robert J. LaFortune                                                                                     Rodney J. Sailor
          Director                                                                                                    Director

/s/ John H. Williams                                                                                       /s/ Keith E. Bailey
   John H. Williams                                                                                          Keith E. Bailey
         Director                                                                                                     Director

/s/ Bryan K. Guderian                                                                                   /s/ Piero Ruffinengo
   Bryan K. Guderian                                                                                      Piero Ruffinengo
          Director                                                                                                    Director